                                             Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Nextdoor Holdings, Inc. of our reports dated February 18, 2026, with respect to the consolidated financial statements of Nextdoor Holdings, Inc., and the effectiveness of internal control over financial reporting of Nextdoor Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
February 18, 2026